Exhibit 2

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Haynes his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, including without limitation in his personal capacity and in his capacity as a managing member of Financial Technology Management, LLC and Financial Technology Management II, LLC, to sign any statement of beneficial ownership on Schedule 13G, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     In witness whereof, each of the undersigned has duly executed and delivered this power of attorney as of the 5th day of February, 2007.

/s/ JAMES C. HALE, III

James C. Hale, III

/s/ ROBERT HURET

Robert Huret

/s/ RICHARD GARMAN

Richard Garman